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                            Software Artistry, Inc.
         Exhibit 11 -- Statement Re: Computation of Earnings Per Share (Dollars in thousands, except per share amounts)

                                                 Three Months Ended March 31,
                                                 ----------------------------
                                                      1997           1996
                                                 -------------  -------------
  Primary:
   Average shares outstanding                      6,785,375      6,773,901
                                                  ----------     ----------

   Net effect of dilutive stock options              724,141        792,643
                                                  ----------     ----------

   Total                                           7,509,516      7,566,544
                                                  ----------     ----------
                                                  ----------     ----------

   Net income (loss)                              $      304     $     (148)

   Per share amount                               $     0.04     $    (0.02)
                                                  ----------     ----------
                                                  ----------     ----------

  Fully diluted:
   Average shares outstanding                      6,785,375      6,773,901
                                                  ----------     ----------

   Net effect of dilutive stock options              780,791        792,664
                                                  ----------     ----------

   Total                                           7,566,166      7,566,565
                                                  ----------     ----------
                                                  ----------     ----------

   Net income (loss)                              $      304     $     (148)

   Per share amount                               $     0.04     $    (0.02)
                                                  ----------     ----------
                                                  ----------     ----------

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